Exhibit 10.46

Multi-Party Blocked Account Agreement

This Multi-Party Blocked Account Agreement (this “Agreement”), dated as of July 19, 2005, is made by and among Diamond Jo Worth, LLC (“Customer”), U.S. Bank National Association, as Trustee as Secured Party (the “Secured Party”) and American Trust and Savings Bank (the “Depositary”).

The Customer maintains a demand deposit account at the Depositary with the following number: Account No. 2013837, ABA No. 073900522 (For Credit To: Diamond Jo Worth, LLC)  (the “Account”) into which Account checks and other items of payment (“Items”) are deposited.

The Customer has granted to the Secured Party, pursuant to the Pledge and Security Agreement, dated as of July 19, 2005, among, inter alia, the Customer and the Secured Party, security interests (the “Security Interests”) in the Items and the Account.  Customer, the Secured Party and the Depositary are entering into this Agreement to perfect the Security Interests in the Items and the Account.  The Depositary will follow the terms of this Agreement unless it is otherwise ordered by a court order or there is a bankruptcy filing in which the trustee in bankruptcy orders the Depositary to do anything contrary to this Agreement.  Subject to the terms of this Agreement, the Depositary recognizes the Security Interests in the Items and the Account.

1.  Account.  As used in this Agreement, “Notice Party” means the Secured Party.  Until such time as the Depositary shall have received notice from the Notice Party in a Timely Manner, funds on deposit from time to time in the Account shall be disbursed as the Customer may direct.  As used in this Agreement, “Timely Manner” means receipt of the relevant notice, notice revocation or instruction at a time and in a manner affording the Depositary a reasonable opportunity to act thereon. After the Depositary has received a notice or any instructions originated by the Notice Party directing the disposition of funds in the Account, and until such time as the Depositary has received contrary notice from the Notice Party:

(a)           The Depositary shall comply with such instructions without further consent by Customer or any other person.  The Notice Party shall have the exclusive right to direct and provide instructions to the Depositary as to the disposition of all amounts then or thereafter deposited in the Account, and the Depositary shall not comply with any instruction from the Customer in connection with the Account unless consented to in writing by the Notice Party and received by the Depositary in a Timely Manner;

(b)           The Depositary, subject to its applicable availability policy in effect from time to time, will transfer on each banking day all immediately available funds on deposit in the Account by wire transfer, or other method of transfer mutually agreeable to the Depositary and the Notice Party, as the Notice Party may from time to time direct the Depositary in accordance with the Depositary’s usual and customary procedures for funds transfers; and

(c)           The Customer agrees it shall not make any attempt to access the Account or funds therein.

2.             Reliance Upon Instructions.  The Customer and the Notice Party, as the case may be, are responsible (severally and not jointly to the extent applicable to it) for, and the Depositary may rely upon, the contents of any notice or instructions that the Depositary reasonably believes in good faith to be from the Customer or Notice Party, as the case may be, without any independent investigation.  To the extent commercially reasonable and consistent with the Depositary’s current practice, the Depositary shall have no duty to inquire into the authority of the person in giving such notice or instruction.

American Trust	Multi-Party Blocked Account Agreement
(Requires Default Notice)

3.             Information.  The Depositary will from time to time provide to Customer information regarding the Account.  For an additional fee, the Depositary will provide certain duplicate information as may be reasonably requested by the Secured Party.

4.             Financing Documents.  The Depositary shall not be deemed to have any knowledge (imputed or otherwise) of: (a) any of the terms or conditions of any security agreement or any document referred to therein or relating to any financing arrangement between the Customer and the Secured Party, or any breach thereof, or (b) any occurrence or existence of a default.  The Depositary has no obligation to inform any person of such breach or to take any action in connection with any of the foregoing, except such actions regarding the Account as are specified in this Agreement.  The Depositary is not responsible for the enforceability or validity of the Security Interests in the Items and the Account.

5.             Set-Off.  The Customer and the Secured Party authorize the Depositary to debit the Account, from time to time, for: (a) Items, including, without limitation, any automated clearinghouse transactions which are returned for any reason; and (b) any amount then due from the Customer or the Secured Party to the Depositary under this Agreement or related to the Items, the Account and the services provided hereunder and the Account, provided the Depositary advises the Customer and the Secured Party of the amount thereof in accordance with the Depositary’s then current practice.  Subject to the terms of this Agreement, the Depositary agrees that each of the Security Interests is superior to any right of set-off, security interest or other lien which the Depositary might otherwise have in the Items or the Account.

6.             Rules.  Use of the services provided pursuant to this Agreement is subject to all applicable laws, regulations, rules and funds transfer systems and clearing arrangements, whether or not the Depositary is a party to them (“Rules”).  Funds will be made available pursuant to the Rules and the Depositary’s applicable availability policies.

7.             Recording Conversations.  Customer, the Secured Party or the Depositary may record, store and use all telephone conversations and data transmissions.

8.             Charges and Fees.  The Customer will pay the Depositary’s charges and fees applicable to this service as specified in writing or as otherwise agreed by the Customer and the Depositary and such charges and fees may be charged directly against the Account.

9.             Liability.  The Depositary will be liable only for direct damages if it fails to exercise ordinary care.  The Depositary shall be deemed to have exercised ordinary care if its action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry.  The Depositary shall not be liable for any special, indirect or consequential damages, even if it has been advised of the possibility of such damages.

10.           Indemnification.  The Customer agrees to indemnify the Depositary for, and hold the Depositary harmless from, all claims, demands, losses, liabilities and expenses, including reasonable legal fees and expenses, resulting from or with respect to this Agreement, the Items, the Account and the services provided hereunder, including, without limitation: (a) any action taken, or not taken, by the Depositary in regard thereto in accordance with the terms of this Agreement; (b) Items, including, without limitation, any automated clearinghouse transactions, which are returned for any reason, and any adjustments; and (c) any failure of the Customer to pay any invoice or charge of the Depositary for services in respect to this Agreement, the Items, the Account or any amount owing to the Depositary from the Customer with respect thereto or to the service provided hereunder, except to the extent such claims, demands, losses, liabilities and expenses are caused by the gross negligence or wilful misconduct of the Depositary.  To the extent of such indemnity, the Customer and the Secured Party agree that the Depositary shall have set-off rights against the Account.  The Notice Party agrees to reimburse the Depositary for any amounts described in subsections (b) and (c) of this Section in the event and to the extent that there are insufficient funds in the Account to cover any amounts described in subsections (b) and (c) of this Section after receiving notice from the Notice Party pursuant to Section 1, solely to the extent of the amounts received by the Notice Party from the Account within ten (10) days prior to such notice by Depositary giving notice.  Any amount due under this indemnity that remains unpaid for thirty (30) days after notice hereof shall bear interest at the federal funds rate from the date of the notice to the date of payment.  This indemnity shall survive the termination of this Agreement.

11.           Failure to Perform.  None of the Customer, Secured Party or the Depositary will be liable for any failure to perform its obligations when the failure arises out of causes beyond its control, including, without limitation, an act of a governmental regulatory/authority, an act of God, accident, equipment failure, labor disputes or system failure, provided it has exercised such diligence as the circumstances require.  As between Customer and Secured Party, if any conflict exists between this Section 11 and any of the security agreements referred to in the recitals hereto, the provisions of such security agreement shall govern.

12.           Governing Law.  The Secured Party, Customer and the Depositary agree that with regard to the specific issues of perfection and priority of the Security Interests only, the Depositary’s “jurisdiction,” within the meaning of the Uniform Commercial Code of the State of New York (including, without limitation, Section 9-304(b)(1) thereof), is the State of New York, while the operations of the Account and the payment of checks and other Items against the Account shall be governed by the laws of the State of Iowa.  Except as set forth above, this Agreement shall be construed in accordance with and governed by the laws of the State of New York and applicable federal laws.

13.           No Extension of Credit.  Nothing in this Agreement, unless otherwise agreed in writing, or any course of dealing between the Customer, the Secured Party or the Depositary, commits or obligates the Depositary to extend any overdraft or other credit to the Customer or the Secured Party.

14.           Credit for Deposits.  A receipt or similar document may be provided or made available upon request for all deposits to Customer’s account (except for remote deposits, e.g., lockbox, night depository services).  However, the amount on such receipt or similar document is based solely on Customer’s deposit ticket.  Credits for all deposits are subject to final verification and, after review, the Depositary may make adjustments to Customer’s account for any errors, including any errors appearing on Customer’s deposit ticket, but has no obligation to do so for de minimus discrepancies.

15.           Final Posting.  Entries received through automated clearing house (“ACH”) may be posted to the Customer’s account.  All credits received for deposit (other than FedWire deposits) are provisional, subject to verification and final settlement.  Information and data reported pursuant to any Service may be received prior to final posting and confirmation and is subject to correction.  Customer agrees that all such data is for informational purposes and is not to be construed as final posting information and that the Depositary shall have no liability for the content of payment-related information.  If the Depositary does not receive final settlement for an ACH entry, the Depositary shall be entitled to a refund from the Customer in the amount of the credit to the Customer’s account and the originator will not be considered to have paid the amount of the entry to the Customer.  The Rules do not require the Depositary to provide the Customer with notice that the Depositary has received an ACH entry.

16.           Return of Deposits.  The Depositary may return or refuse to accept all or any part of a deposit or credit to Customer’s account at any time and will not be liable to Customer for doing so even if such action causes outstanding checks to be dishonored and returned or funds transfers to be rejected.  Refused deposits will be returned to Customer.

17.           Electronic Presentment.  Customer acknowledges that its account may be debited on the day an item is presented by electronic or other means, or at an earlier time based on notification received by the Depositary that an item drawn on the account has been deposited for collection in another financial institution.  A determination of the account balance for purposes of making a decision to dishonor an item for insufficiency of available funds may be made at any time between the receipt of such presentment or notice and the time of return of the item, and no more than one such determination need be made.

18.           Notice of Unauthorized Transaction and Adverse Claims.  Unless the Customer notifies the Depositary in writing of any item or debit that is unauthorized, altered, erroneous or otherwise unenforceable against the Customer within twenty-one (21) days after the Depositary sends or makes available to the Customer a statement or other notice describing the item or debit, the Customer shall be barred from making any claims against the Depositary in connection with such item or debit.  Except for the claims and interest of the Secured Party and the Customer in the Account, the Depositary does not know of any lien on or claim to, or interest in, the Account as of the date of this Agreement.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Account, the Depositary will promptly notify the Secured Party and the Customer thereof.

19.           [Intentionally Omitted]

20.           Amendments and Waivers.  This Agreement may be amended or waived only in writing signed by the Customer, the Secured Party and the Depositary.

21.           Assignment.  Customer may not assign or transfer any of its rights or obligations under this Agreement.  The Depositary may assign or transfer its rights and obligations to any subsidiary of American Trust and Savings Bank or any successor thereto.  This Agreement shall bind the respective successors and assigns of the parties and shall inure to the benefit of their respective successors and assigns.

22.           Termination.  (a) The Depositary, upon thirty (30) days notice to each of the other parties, may terminate this Agreement.  Any claim or cause of action of any party against any other relating to this Agreement which existed at the time of termination shall survive the termination.  All mail received after the date specified in such notice shall be returned by the Depositary to the Secured Party by first class mail or such other means mutually agreeable to the Secured Party and the Depositary.

(b)           Except as provided in the foregoing paragraph (a), this Agreement shall remain in effect until receipt by the Depositary of written notices from the Secured Party in substantially the form of Exhibit A hereto (a “Notice of Termination”).  The rights and powers granted to the Secured Party in this Agreement are powers coupled with an interest and will not be affected by the insolvency or bankruptcy of Customer nor by the lapse of time.  This Agreement shall terminate as to all parties upon receipt by the Depositary of a Notice of Termination signed by the Secured Party.  The termination of this Agreement shall not terminate the Account or alter the obligations of the Depositary or Customer to each other pursuant to any other agreement with respect to the Account.

23.           Entire Agreement.  This Agreement constitutes the entire agreement and understanding, and supersedes all prior agreements and understandings, between the Customer, the Secured Party and the Depositary relating to the services provided pursuant to this Agreement as of the date of this Agreement.

24.           Notices.  Any notices given pursuant to this Agreement shall be given by any commercially reasonable means and all notices shall be effective when received.  Each written notice shall be addressed to the relevant address appearing below or at another address specified in a written notice by one party to the other.

If to Customer:

Diamond Jo Worth, LLC
400 E. 3rd Street, Ice Harbor
P.O. Box 1750
Dubuque, IA  52004-1750
Attn: Natalie Schramm, CFO
Telecopier No.: (563) 690-2190

If to the Secured Party:

U.S. Bank National Association, as Trustee
60 Livingston Avenue
St. Paul, MN  551107-2292
Internal mail EP-MN-WS3C
Attention:  Corporate Trust Department
Telecopier No.:  (651) 495-8097

If to the Depositary:

American Trust and Savings Bank
895 Town Clock
Dubuque, IA 52001
Attn:  Robert Peacock
Telecopier No.:  (563) 582-1841

25.           Counterparts.  This Agreement may be executed by the Secured Party, the Customer and the Depositary individually or in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first set forth above.

American Trust and Savings Bank

By:	/s/ Robert I. Peacock
Title:	Senior Vice President

CUSTOMER:

Diamond Jo Worth, LLC

By:	/s/ Natalie Schramm
Title:	Chief Financial Officer

SECURED PARTY:

U.S. BANK NATIONAL ASSOCIATION, solely in its capacity as Trustee (and not individually)

By:	/s/ Richard Prokosch
Title:	Vice President

EXHIBIT A

Notice of Termination

[Letterhead of Secured Party]

[Date]

[Name and Address of Financial Institution]

Attention:

Re:  Termination of Deposit Account Control Agreement

Reference is hereby made to the Multi-Party Blocked Account Agreement, dated as of July 20, 2005 (the “Multi-Party Blocked Account Agreement”), among Diamond Jo Worth, LLC (“Customer”), you, and U.S. BANK NATIONAL ASSOCIATION, as the Secured Party (a copy of which is attached).  Capitalized terms used herein and not defined herein, shall have the meanings assigned to such terms in such Multi-Party Blocked Account Agreement.

You are hereby notified that the Multi-Party Blocked Account Agreement is terminated with respect to the undersigned and you have no further obligations to the undersigned thereunder.  Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Items and Account from Customer.  This notice terminates any obligations you may have to the undersigned with respect to the Collateral; however nothing contained in this notice shall alter any obligations which you may otherwise owe to Customer pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to Customer.

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION, solely in its capacity as Trustee (and not individually), as the Secured Party

By:
Name:
Title:

cc:           Diamond Jo Worth, LLC